Schedule for Computation         Initial
of Fund Performance Data         Invest of:                       $1,000
                                 Offering
Wesmark West VA. Muni Bond Fund  Price/
                                 Share=                            $10.00
Return Since Inception
  ending 7/31/97                 NAV=                              $10.00

FYE:  January 31
                                   Begin                             Capital      Reinvest    Ending                    Total
DECLARED: DAILY  Reinvest         Period            Dividend          Gain         Price      Period      Ending        Invest
PAID:  MONTHLY    Dates           Shares             /Share          /Share        /Share     Shares      Price         Value
                  4/30/97         100.000           0.020724721       0.00000       $10.03   100.207      $10.03      $1,005.07
                  5/31/97         100.207           0.035746413       0.00000       $10.08   100.562      $10.08      $1,013.66
                  6/30/97         100.562           0.036427994       0.00000       $10.13   100.924      $10.13      $1,022.36
                  7/31/97         100.924           0.035913444       0.00000       $10.24   101.278      $10.24      $1,037.08


                                   $1,000 (1+T) = End Value
                                              T =            3.71% * 43.20% is
                                                                   the Total
                                                                   Return since
                                                                   Inception
                                                                   including
                                                                   Common Trust
                                                                   Returns.